Exhibit 77 E

LEGAL PROCEEDINGS

Since October 2003 Federated
and related entities collectively
Federated and various
Federated funds Funds have been
 named as defendants in several class
 action lawsuits now
pending in the United States District
Court for the District of Maryland
 The lawsuits were
purportedly filed on behalf of people
who purchased owned andor redeemed
shares of
Federatedsponsored mutual funds during
specified periods beginning November 1
1998 The
suits are generally similar in alleging
that Federated engaged in illegal and
improper trading
practices including market timing and
late trading in concert with certain
institutional traders
which allegedly caused financial injury
 to the mutual fund shareholders
These lawsuits began to
be filed shortly after Federateds
first public announcement that it
 had received requests for
information on shareholder trading
activities in the Funds from the SEC
the Office of the New
York State Attorney General NYAG
and other authorities In that regard
 on November 28
2005 Federated announced that it had
reached final settlements with the SEC
 and the NYAG
with respect to those matters
Specifically the SEC and NYAG
settled proceedings against three
Federated subsidiaries involving
undisclosed market timing arrangements
and late trading The
SEC made findings that Federated
Investment Management Company FIMC an SEC registered investment adviser to various Funds and Federated
Securities Corp an SECregistered
brokerdealer and distributor
for the Funds violated provisions
 of the Investment Advisers Act
and Investment Company Act by
 approving but not disclosing
 three market timing
arrangements or the associated
conflict of interest between FIMC
and the funds involved in the
arrangements either to other fund
shareholders or to the funds board
and that Federated
Shareholder Services Company
formerly an SECregistered transfer
agent failed to prevent a
customer and a Federated employee
from late trading in violation of
 provisions of the Investment
Company Act The NYAG found that
 such conduct violated provisions
of New York State law
Federated entered into the
settlements without admitting or
denying the regulators findings
 As
Federated previously reported
in 2004 it has already paid
approximately 80 million to certain
funds as determined by an
independent consultant As part
of these settlements Federated
agreed
to pay disgorgement and a civil
money penalty in the aggregate
amount of an additional 72
million and among other things
agreed that it would not serve as
 investment adviser to any
registered investment company
 unless i at least 75% of the
funds directors are independent of
Federated ii the chairman of
each such fund is independent of
 Federated iii no action may be
taken by the funds board or any
committee thereof unless approved
by a majority of the
independent trustees of the fund
 or committee respectively and
iv the fund appoints a senior
officer who reports to the
independent trustees and is
 responsible for monitoring compliance by the fund with applicable laws and fiduciary duties and for managing the process by which management fees charged to a fund are approved The settlements are described in Federateds
announcement which along with
previous press releases and
related communications on those
matters is available in the
 About Us section of Federateds
website at FederatedInvestorscom
Federated and various Funds
 have also been named as defendants
 in several additional lawsuits
the majority of which are now
 pending in the United States
District Court for the Western
District
of Pennsylvania alleging
among other things excessive
 advisory and Rule 12b1 fees
The board of the Funds has
retained the law firm of
Dickstein Shapiro LLP to
 represent the Funds
in these lawsuits Federated
and the Funds and their
respective counsel are
 reviewing the
allegations and intend to
defend this litigation Additional
 lawsuits based upon similar allegations
may be filed in the future
 The potential impact of these
 lawsuits all of which seek
unquantified
damages attorneys fees and
expenses and future potential
 similar suits is uncertain
 Although
we do not believe that these
lawsuits will have a material
 adverse effect on the Funds there can
be no assurance that these
suits ongoing adverse
publicity andor other
developments resulting
from the regulatory
investigations will not
result in increased Fund redemptions reduced sales of Fund shares or other adverse consequences for the Funds